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No. 3                                                            Shares



                               FORM OF CERTIFICATE

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF MARYLAND

                              LEBENTHAL FUNDS, INC.

                     The Corporation is authorized to issue
                20,000,000,000 Common Shares Par Value $.001 each


-----------------
UNITS




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CUSIP


This Certifies that SPECIMEN is the owner of ______________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.


Dated ____________________


                                                     --------------------------
                                                     Secretary Treasurer




                                                     --------------------------
                                                     President



471966.1